Putnam Global Income Trust, October 31, 2005, annual report

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended October 31, 2005, Putnam Management
has assumed $3,180 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class A	4,351
		Class B	897
		Class C	82

72DD2		Class M	1,080
		Class R	1
		Class Y	16

73A1		Class A	0.514
		Class B	0.417
		Class C	0.422

73A2		Class M	0.482
		Class R	0.490
		Class Y	0.055

74U1		Class A	8,066
		Class B	1,935
		Class C	222

74U2		Class M	2,071
		Class R	6
		Class Y	290

74V1		Class A	12.18
		Class B	12.13
		Class C	12.14

74V2		Class M	12.10
		Class R	12.17
		Class Y	12.18

85B	Additional Information About Errors and Omissions Policy Item 85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.